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Exhibit 5        Application


APPLICATION FOR VARIABLE ANNUITY POLICY       United Investors Life Ins. Co.
 (Please Print or Type)                       P.O. Box 10207
                                              Birmingham, AL 35202-0207


1.  Proposed Annuitant:    First Name    Middle Name    Last Name


2.  Vital Statistics:  Birthdate (Mo/Day/Yr)  Age:   Sex: ( )Male ( )Female
    Social Security No.

3.  Mailing Address:  (Street)      City          State  Zip Code

4.  Type of Plan:
    ( )  Nonqualified:
             Initial Purchase Payment:   $__________
             Additional Monthly Bank Draft Purchase Payments:   $__________
    ( )  Qualified: Check appropriate box below
            ( )  IRA      (  ) IRA Rollover    (  ) TSA     (  ) TSA Transfer
    ( )  Other: _________
    ( ) Single Purchase Payment: $__________  (Minimum $1,200)
    ( ) Monthly Draft Purchase Payments: $__________ (Complete form U-412-1)
    ( ) Monthly Group Billing Purchase Payments: $________ (Complete form U-423)

5.  Amount Paid with Application:   $__________

6. Retirement Date: The first of the month after the Annuitant=s Age 85 will be used unless otherwise indicated here)

7. Form of Annuity Payments: (Life Annuity with 120 monthly payments guaranteed unless otherwise indicated here.

8.  Ownership Designation: (If other than Proposed Annuitant)

    Name:                            Relationship:   Social Security or Tax No.

    Joint Owner                                      Social Security or Tax No.

9. Beneficiary: (Give full name, date of birth, and relationship to the Proposed Annuitant)

    Primary:

    Contingent Beneficiary:

10. Replacement:
    a. Is policy applied for intended to replace or change existing insurance
       or annuities in force?    (  ) Yes  (  ) No

    (If "Yes", give name of company(s) and policy number(s) below:
              Number                              Company
              ------                              -------

    b. Is this a 1035(a) exchange?  (  ) Yes  (  ) No
         (If "Yes," attach form U-622)


11. Telephone Transfer Authorization:  (  ) Yes  (  ) No
         (If Yes, owner must initial agreement below.)

        I agree to hold United Investors Life harmless from all claims when action is taken pursuant to a telephone transfer request based on the owners name and policy number. _____________ (Owners Initials)

12. Dollar Cost Averaging   (  ) Yes  (  ) No

    Automatic transfer each month of a pre-selected dollar amount from the Money Market Investment Division to up to four other investment divisions. (Not available to

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    Fixed Account.)

    Enter day of the month on which you would like transfers to be make:
    ________(1/st/ through 28/th/). If the day selected done not fall on a Valuatoin Date, transfers will be make on the next following Valuation date. Trasfers will be make at the unit values determined on the date of each transfer.

    Enter the total amount to be transferred: $_________________ ($100 Minimum) Enter up to four investment divisions to which you would like transfers to be made and the dollar amount ($25 minimum) to be transferred to each investment division:

        $ __________ Asset Strategy             $ __________  Income
        $ __________ Balanced                   $ __________  International
        $ __________ Bond                       $ __________  Limited-Term Bond
        $ __________ Growth                     $ __________  Small Cap
        $ __________ High Income                $ __________  __________________

    The Transfers selected above will commence no earlier than one month following the Policy Date shown in your policy.

13. Purchase Payment Allocation (whole percentages only)
       Asset Strategy  __________%      Income                   __________%
       Balanced        __________%      International            __________%
       Bond            __________%      Limited-Term Bond        __________%
       Fixed Account   __________%      Money Market             __________%
       Growth          __________%      Small Cap                __________%
       High Income     __________%      ________________         __________%
                                                                  Total 100%

14. Application signed in ______ on _______________________
                           State              Date

    ----------------------------------------------
    Agent Signature.

    ----------------------------------------------
    Agent  (Please Print)

    ----------------------------------------------
    Rep. No.         Div. No.  FLA License ID. No.

                       (Please continue on reverse side)

U-411, Ed. 5-95    Check here to receive Statement of Additional Information ( )

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15. Suitability:
    Is the premium shown less than 20% of your net worth?  (  ) Yes  (  ) No
    I have received a current prospectus for the variable annuity and any funds
    selected.   (  ) Yes  (  ) No

To the best of my knowledge and belief, my answers to the questions on this application are correct and true. I agree that this application shall be a part of any annuity contract issued to me. I also understand that the Company reserves the right to reject any application or purchase payment. If this application is declined, there shall be no liability on the part of the Company and any purchase payments submitted shall be returned.

I UNDERSTAND THAT THE ANNUITY PAYMENTS AND POLICY VALUE WILL INCREASE OR DECREASE DEPENDING ON THE INVESTMENT PERFORMANCE OF THE INVESTMENT DIVISIONS SELECTED.

Signed At _________________________________   Date ____________________________
                City, State                             (Mo / Day / Year)
___________________________________________   _________________________________
Signature of Owner (If Other than Annuitant)   Signature of Proposed Annuitant
___________________________________________
Signature of Joint Owner

ADDITIONAL INFORMATION
Telephone Number of Proposed Annuitant: HOME:(_____)_____ BUSINESS:(____)_____

Confidential Owner's Information:
1.  Age:  ______
2.  Gross Family Income:  $____________
3.  Taxable Income: $____________
4.  Number of Dependents: _______
5.  Occupation: ___________________________________________________
6.  Name of Employer: _____________________________________________
7.  Employer's Address: ____________________________________________
8.  Savings/Liquid Assets $__________________________________________
9.  Other Assets (excluding home furnishings, car): $ _____________________
10. Net Worth (Assets Minus Liabilities): $______________________________
11. Are you associated with any member of the National Association of Securities Dealers (NASD)? ( ) Yes ( ) No
12. Investment Objectives (mark all that apply):  ( ) Retirement Savings
    ( ) Reserves   ( ) Children's College ( ) Income ( ) Other needs/Goals
    (specify in special remarks)
13. Special Remarks/Consideration:

Is the proposed annuitant/owner a member of your immediate family?
   (  )Yes (  )No

Do you know or have reason to believe that replacement of any existing insurance or annuities is/may be involved? ( )Yes ( ) No

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Signature of Representative           Date                 Phone No.

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Signature of Division Manager         Date                 Phone No.

Agent No.: ____-_____ Reg/Div No._________________

U-411, Ed. 5-95